                                                                     EXHIBIT 3.2





                                   BYLAWS


                                     OF


                             AMRESCO CAPITAL TRUST
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                               TABLE OF CONTENTS

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ARTICLE I - OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1  Principal Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2  Additional Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II - MEETINGS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.1  Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.2  Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.3  Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.4  Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 2.5  Scope of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 2.6  Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 2.7  Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 2.8  Voting of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 2.9  Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 2.10  Voting of Shares by Certain Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.11  Inspectors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.12  Reports to Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.13  Proposals and Nominations by Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.14  Informal Action by Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE III - TRUST MANAGERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.1  Powers and Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.2  Number and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.3  Independent Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.4  Election and Term of Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.5  Nomination of Trust Managers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.6  Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.7  Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.8  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.9  Bond Not Required; Time Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.10  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.11  Execution of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE IV - MEETINGS OF THE TRUST MANAGERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.1  Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.2  Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.3  Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.4  Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.5  Quorum and Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.6  Presumption of Assent to Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
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         Section 4.7  Telephone Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.8  Action Without Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.9  Minutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.10  Interest of Trust Managers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.11  Right of Trust Managers and Officers to Own Shares or
                              Other Property and to Engage in Other Business  . . . . . . . . . . . . . . . . . . . .  14
         Section 4.12  Transactions Between Trust Managers and the Trust  . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.13  Persons Dealing with Trust Managers or Officers  . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.14  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.15  Liability of Trust Managers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE V - COMMITTEES OF THE TRUST MANAGERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.1  Number, Tenure and Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.2  Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.3  Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.4  Minutes and Rules of Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.5  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.6  Telephone Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.7  Action Without Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE VI - OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.1  General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.2  Election, Term of Office and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.3  Subordinate Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.4  Removal and Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.5  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.6  Chief Executive Officer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.7  Chief Operating Officer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.8  Chief Investment Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.9  Chief Financial Officer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.10  Chairman and Vice Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.11  President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.12  Vice Presidents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.13  General Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.14  Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.15  Treasurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.16  Assistant Secretaries and Assistant Treasurers . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.17  Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
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ARTICLE VII - CONTRACTS, LOANS, CHECKS AND DEPOSITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 7.1  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 7.2  Checks and Drafts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 7.3  Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE VIII - TRUST SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 8.1  Share Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 8.2  Lost Certificates, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 8.3  Transfer of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 8.4  Ownership of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 8.5  Closing of Transfer Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 8.6  Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 8.7  Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE IX - ACCOUNTING YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE X - DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 10.1  Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 10.2  Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE XI - PROHIBITED INVESTMENTS AND ACTIVITIES    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE XII - INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 12.1  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 12.2  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 12.3  Successful Defense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 12.4  Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 12.5  Advancement of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 12.6  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 12.7  Other Indemnification and Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 12.8  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 12.9  Continuing Offer, Reliance, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 12.10  Indemnification of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 12.11  Effect of Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE XIII - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 13.1  General Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 13.2  Limited Liability of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 13.3  Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
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         Section 13.4  Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 13.5  Examination of Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 13.6  Voting by the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 13.7  Number, Gender, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 13.8  Amendments to Declaration of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE XIV - AMENDMENT OF BYLAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE XV - SUBJECT TO ALL LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
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                             AMRESCO CAPITAL TRUST
                                 (THE "TRUST")

                                     BYLAWS

                                   ARTICLE I

                                    OFFICES

         Section 1.1 Principal Office. The principal office of the Trust shall be located at 700 North Pearl Street, Suite 2400, Dallas, Texas 75201 or at such place or places as the Trust Managers may designate.

         Section 1.2 Additional Offices. The Trust may have additional offices at such places as the Trust Managers may from time to time determine or the business of the Trust may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.1 Place of Meetings. All meetings, annual or special, of the shareholders shall be held at the principal office of the Trust or at such other place within or without the State of Texas as shall be stated in the notice of the meeting.

         A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Trust.

         Section 2.2 Annual Meeting. An annual meeting of the shareholders for the election of Trust Managers and the transaction of any business within the powers of the Trust shall be held no later than the last day of May of each year, after the delivery of the annual report, referred to in Section 2.12, at a convenient location and on proper notice, on a date and at the time set by the Trust Managers, beginning with the year 1999. Notwithstanding the foregoing, the Trust Managers may, from time to time, by resolution, provide that the annual meeting of shareholders be held on a date after the last day in May of each year. Failure to hold an annual meeting does not invalidate the Trust's existence or affect any otherwise valid acts of the Trust.

         Section 2.3 Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Declaration of Trust, may be called by the Trust Managers, any officer of the Trust or the holders of at least ten percent (10%) percent of all of the shares entitled to vote at the proposed special meetings. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice.

         Section 2.4 Notice of Meetings. Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be personally delivered or mailed, not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting, to the shareholders of record entitled to vote at such meeting. If personally delivered, such notice shall be deemed to be delivered when left at the residence or usual place of business of the shareholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.

         Section 2.5 Scope of Notice. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

         Section 2.6 Organization. At every meeting of the shareholders, the Chairman of the Board (the "Chairman") shall preside at the meeting or, in the case of vacancy in office or absence of the Chairman, one of the following officers, if so elected and present, shall conduct the meeting in the order stated: the Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Chairman shall act as Secretary. The presiding officer shall set the agenda for the meeting, shall conduct all aspects of the meeting and shall establish and interpret the rules of order for the conduct of the meeting.

         Section 2.7 Quorum. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this Section
2.7 shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting at which a quorum was present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum present, provided that there remain at such meeting the holder or holders of at least one-third (1/3) of the shares issued and outstanding and entitled to vote thereof, present in person or represented in the manner specified above. A holder of a share shall be treated as being present at a meeting if the holder of such share is (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting.

         Section 2.8 Voting of Shares. Except as otherwise provided by law, the Declaration of Trust or these Bylaws, each shareholder shall be entitled at each meeting of shareholders to one (1) vote on each matter submitted to a vote at such meeting for each share having voting rights registered in his name on the books of the Trust at the time of the closing of the share transfer books (or at the record date) for such meeting. When a quorum is present at any meeting (and notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present) in accordance with Section 2.7, the votes of holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Declaration of Trust or of these Bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter. In determining the number of shares entitled to vote, shares abstaining from voting or not voted on a matter (including elections) will not be treated as entitled to vote. The provisions of this Section 2.8 will govern with respect to all votes of shareholders except as otherwise provided for in these Bylaws or in the Declaration of Trust or by some specific statutory provision superseding the provisions contained in these Bylaws or the Declaration of Trust.

         Section 2.9   Proxies.

                 (a) At any meeting of the shareholders every shareholder entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. Proxies shall be filed with the Secretary or Trust Managers immediately after the meeting has been called to order.

                 (b) No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in such proxy.

                 (c) A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest but in no event shall it remain irrevocable for a period of more than eleven (11) months unless otherwise provided in the proxy. A proxy which is revocable as aforesaid may be revoked at any time by filing with the Secretary an instrument revoking it or a duly executed proxy bearing a later date. Any revocable proxy which is not so revoked shall, subject to paragraph (b) above, continue in full force and effect.

                 (d) In the event that any instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting or, if only one (1) shall be present, then that one (1), shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

         Section 2.10  Voting of Shares by Certain Holders.

                 (a) Shares standing in the name of another business organization may be voted by such officer, agent or proxy as the organizational documents of such organization may authorize or, in the absence of such authorization, as may be determined by the governing body of such organization.

                 (b) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name so long as such shares forming a part of an estate are in the possession and form a part of the estate being served by him. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

                 (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

                 (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                 (e) Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

                 (f) The Trust Managers may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trust Managers consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

         Section 2.11  Inspectors.

                 (a) The Trust shall, in advance of any meeting of shareholders, appoint one (1) or more inspectors to act at the meeting and make a written report thereof. The Trust may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

                 (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

                 (c) The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a court of appropriate jurisdiction, upon application by a shareholder, shall determine otherwise.

                 (d) In determining the validity and counting of proxies and ballots, the inspectors may examine and consider such records or factors as allowed by the Texas Real Estate Investment Trust Act (the "Texas REIT Act").

                 (e) Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one (1) inspector acting at such meeting. If there is more than one (1) inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         Section 2.12 Reports to Shareholders. The Trust Managers shall submit to the shareholders at or before the annual meeting of shareholders a report of the business and operations of the Trust during such fiscal year, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant, and such further information as the Trust

Managers may determine is required pursuant to any law or regulation to which the Trust is subject. Within the earlier of twenty (20) days after the annual meeting of shareholders or one hundred twenty (120) days after the end of the fiscal year of the Trust, the Trust Managers shall place the annual report on file at the principal office of the Trust and with any governmental agencies as may be required by law and as the Trust Managers may deem appropriate.

         Section 2.13  Proposals and Nominations by Shareholders.

                 (a) Annual Meetings of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Trust Managers (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Trust Managers (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder of the Trust (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.13 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.13.

                 In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal office of the Trust not less than sixty (60) days nor more than ninety
         (90) days prior to the date of the applicable annual meeting of shareholders, provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting be given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth
         (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs.

                 To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the number of shares of the Trust that are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                 No business shall be conducted at the annual meeting of the shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.13; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.13 shall be deemed to preclude discussion by any shareholder of any such business. If the presiding officer of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                 Nominations of persons for election to the Board of Trust Managers may be made at an annual meeting of shareholders at which Trust Managers are to be elected. In addition to any other applicable requirements, for a nomination to be made at an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal offices of the Trust not less than sixty (60) days not more than ninety (90) days prior to the date of the applicable annual meeting of shareholders; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs.

                 To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a Trust Manager (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares of the Trust that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trust Managers pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder, and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder,
         (ii) the number of shares of the Trust that are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholders, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice and
         (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Trust Managers pursuant to Section 14 of the

         Exchange Act and the rules and regulations thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Trust Manager if elected.

                 No person shall be eligible for election as a Trust Manager unless nominated in accordance with the procedures set forth in this
         Section 2.13. If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                 (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trust Managers may be made at a special meeting of the shareholders at which Trust Managers are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board of Trust Managers or
         (iii) provided that the Board of Trust Managers has determined that the Trust Managers shall be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this Section 2.13(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
         Section 2.13(b). In the event the Trust calls a special meeting of shareholders for the purpose of electing one (1) or more Trust Managers to the Board of Trust Managers, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the shareholder's notice containing the information required by paragraph
         (a) of this Section 2.13 shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth
         (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trust Managers to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above.

                 (c)   Cumulative Voting.  At each election for Trust
         Managers, each shareholder entitled to vote at such election shall, unless otherwise provided by the Declaration of Trust or by applicable law, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. Unless otherwise provided by the Declaration of Trust, no shareholder shall have the right or be permitted to cumulate his votes on any basis.

                 (d) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as Trust Managers and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this
         Section 2.13. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this
         Section 2.13 and, if any proposed nomination or business is not in compliance with this Section 2.13, to declare that such nomination or proposal shall be disregarded.

                       For purposes of this Section 2.13, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                       Notwithstanding the foregoing provisions of this
         Section 2.13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
         Section 2.13. Nothing in this Section 2.13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 2.14 Informal Action by Shareholders. Unless otherwise provided by the Declaration of Trust, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by shareholders entitled to cast a sufficient number of votes to approve the matter, as required by statute, the Declaration of Trust or these Bylaws, and such consent is filed with the minutes of proceedings of the shareholders. Such action shall then have the same force and effect as action taken at a meeting, and may be stated as such in any Declaration of Trust or document filed with the county clerk of the county of the principal place of business of the Trust.

         Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.14 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE III

                                 TRUST MANAGERS

         Section 3.1 Powers and Responsibilities. The business and affairs of the Trust shall be managed under the direction of its Trust Managers who may exercise all such powers of the Trust and do all such lawful acts and things as are not by statute, the Declaration of Trust or these Bylaws directed or required to be exercised or done by the shareholders. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid powers or the general powers or authority or any other specified power or authority conferred herein upon the Trust Managers. Among other things, the Trust Managers shall be responsible for (a) supervising the Trust's relations with the managers of the Trust's assets, (b) evaluating the capability and performance of the managers of the Trust's assets, (c) adopting the Trust's investment policies and reviewing such policies from time to time,
(d) determining that the fees and expenses of the Trust are reasonable, (e) reviewing the aggregate borrowings of the Trust, (f) authorizing the issuance of the capital stock of the Trust, (g) authorizing the acquisition and disposition of assets and setting guidelines in connection with the same, (h) ratifying the appointments of independent accountants for the Trust and (i) establishing and reviewing guidelines for the Trust's investments, borrowings and operations.

         Section 3.2 Number and Qualification. There shall at all times be no less than two (2) nor more than nine (9) Trust Managers who shall be elected annually by the shareholders or at a special meeting if the circumstances so require. Subject to any limitations specified by law or in the Declaration of Trust, the number of Trust Managers may be fixed from time to time by resolution adopted by a majority of the Trust Managers. No decrease in the number of Trust Managers shall have the effect of shortening the term of any incumbent Trust Manager. The Trust Managers do not need to be residents of the State of Texas nor shareholders of the Trust. Trust Managers must be natural persons at least twenty-one (21) years of age and must not be subject to any legal disability.

         Section 3.3 Independent Majority. At all times (except (i) during a period not to exceed ninety (90) days following the death, resignation, incapacity or removal from office of a Trust Manager prior to the expiration of the Trust Manager's term of office or (ii) prior to the closing date of the Trust's initial public offering of its common shares) a majority of the Trust Managers shall be Independent Trust Managers.

         An Independent Trust Manager shall be a natural person who: (i) is not an officer or employee of the Trust or any Affiliate of the Trust; (ii) is not an Affiliate of any advisor or manager to the Trust under an advisory or management agreement of the Trust and (iii) has not performed more than a "de minimus" amount of services for the advisor or manager of the Trust or had any material business relationship with the advisor or manager of the Trust other than as a Trust Manager or as a director of any entity controlled by the Trust.

         For purposes of this Section 3.3, (A) an "Affiliate" of a Person shall mean (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital shares, shares or equity interests of such Person or (iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person), (B) the term "Person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations companies, trusts, banks, trust companies, business trusts, or other entities and governments and agencies and political subdivisions thereof and (c) "control" (including the correlative meanings of the terms "controlled by" and "under common control with," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

         For purposes of this Section 3.3, an interest, service or business relationship automatically is not "de minimus" or is material, as the case may be, if the interest or gross revenue involved exceeds five percent (5%) of the Trust Manager or other Person's (i) annual gross revenue from all sources in either of the last two (2) years or (ii) net worth, on a fair market value basis.

         Notwithstanding the foregoing requirement that a majority of the Trust Managers be Independent Trust Managers, no action otherwise validly taken by the Board of Trust Managers during a period in which a majority of its members are not Independent Trust Managers shall be invalidated or otherwise affected by such circumstance, nor shall such circumstance subject the Trust Managers taking any such action to a higher standard of care or to liability other than that which would have applied to such action had a majority of the members of the Board of Trust Managers been Independent Trust Managers at the time such action was taken.

         Section 3.4 Election and Term of Office. The Trust Manager nominees who have not been previously elected as Trust Managers by the shareholders of the Trust shall be elected at the annual or a special meeting of the shareholders by the affirmative vote of the holders of a majority of the outstanding shares of the Trust. Trust Managers who have been previously elected as Trust Managers by the shareholders of the Trust shall be re-elected at the annual or a special meeting of the shareholders by the affirmative vote of the holders of a majority of the shares of the Trust present in person or represented by proxy at such meeting; provided, however, that any Trust Manager that has been previously elected as a Trust Manager by the shareholders who is not re-elected by such majority vote at a subsequent annual or special meeting shall nevertheless remain in office until his successor is elected and qualified. Each Trust Manager shall hold office until his successor is elected and qualified, or until his death, resignation or removal in the manner provided in these Bylaws.

         Section 3.5 Nomination of Trust Managers. Only persons who are nominated in accordance with the procedures set forth in Section 2.13 shall be eligible for election as Trust Managers. Nominations of persons for election as Trust Managers may be made at any annual or special meeting of shareholders
(a) by or at the direction of the Trust Managers (or any duly authorized committee thereof) or (b) by any shareholder of the Trust (i) who is a shareholder of record on the date of the giving of the notice set forth in
Section 2.13 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Section 2.13.

         Section 3.6 Resignation. Any Trust Manager may resign at any time by giving written notice to the remaining Trust Managers. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A Trust Manager judged incompetent or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment.

         Section 3.7 Removal. A Trust Manager may be removed at any time with or without cause by the vote of holders of shares representing two-thirds (2/3) of the total votes authorized to be cast by shares then outstanding and entitled to vote thereon. Upon the resignation or removal of any Trust
Manager, or his otherwise ceasing to be a Trust Manager, he shall execute and deliver such documents as the remaining Trust Managers shall require for the conveyance of any Trust property or assets held in his name, shall account to the remaining Trust Managers as they require for all property or assets which he holds as Trust Manager and shall thereupon be discharged as Trust Manager. Upon the incapacity or death of any Trust Manager, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trust Manager or the estate of the deceased Trust Manager, as the case may be.

         Section 3.8 Vacancies. If any or all of the Trust Managers cease to be Trust Managers hereunder, whether by reason or resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trust Manager or Trust Managers (even though fewer than two (2)) may exercise the powers of the Trust Managers hereunder. Vacancies may be filled by successor Trust Managers either appointed by a majority of the remaining Trust Managers or elected by the vote of the holders of a majority of the outstanding shares at an annual or special meeting of the shareholders. Any Trust Manager elected to fill a vacancy created by the resignation, removal, incapacity or death of a former Trust Manager shall hold office for the unexpired term of such former Trust Manager. The election of a successor Trust Manager shall be considered an amendment to the Declaration of Trust.

         Section 3.9 Bond Not Required; Time Commitment. Unless otherwise required by law, no Trust Manager shall be required to give bond, surety or security in any jurisdiction for the performance of his duties or obligations to the Trust. No Trust

Manager shall be required to devote his entire time to the business and affairs of the Trust.

         Section 3.10 Compensation. Trust Managers shall receive compensation for their services to the Trust as may be determined from time to time by the Trust Managers. The Trust Managers may delegate to any committee the power to fix from time to time the compensation of Trust Managers. Officers of the Trust who also serve as Trust Managers shall not receive compensation for their service as Trust Managers.

         Section 3.11 Execution of Documents. Each Trust Manager and any one of them is authorized to execute on behalf of the Trust any document or instrument of any nature whatsoever, provided that the execution by the Trust of any such document or instrument shall have been previously authorized by such action of the Trust Managers as may be required by statute, the Declaration of Trust or these Bylaws.

                                   ARTICLE IV

                         MEETINGS OF THE TRUST MANAGERS

         Section 4.1 Place of Meetings. The Trust Managers may hold their meetings, whether annual, regular or special, either within or without the State of Texas.

         Section 4.2 Annual Meeting. The annual meeting of the Trust Managers shall be held immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting shall be necessary to the Trust Managers in order to legally constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the Trust Managers.

         Section 4.3 Regular Meetings. Regular meetings of the Trust Managers, in addition to the annual meetings referred to in Section 4.2, may be held without notice at such time and place as shall from time to time be determined by the Trust Managers.

         Section 4.4 Special Meetings. Special meetings of the Trust Managers may be called by the Chairman, the President or the Chief Executive Officer, in the case of a Chairman not being elected or being unavailable, on one (1) day's notice (oral or written) to each Trust Manager. Special meetings shall be called by the Chairman, the President, the Chief Executive Officer or the Secretary on like notice on the written request of any Trust Manager. Neither the purpose of, nor the business to be transacted at, any special meeting of the Trust Managers need be specified in the notice or waiver of notice of such meeting. Attendance of a Trust Manager at a meeting shall constitute a waiver of notice of such meeting except where a Trust Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         Section 4.5 Quorum and Action. At all meetings of the Trust Managers, the presence of a majority of the Trust Managers shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Trust Managers at any meeting at which a quorum is present shall be the act of the Trust Managers unless the act of a greater number is required by law, the Declaration of Trust or these Bylaws. If a quorum shall not be present at any meeting of Trust Managers, the Trust Managers present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

         Section 4.6 Presumption of Assent to Action. A Trust Manager who is present at a meeting of the Trust Managers at which action on any Trust matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Trust Manager who voted in favor of such action.

         Section 4.7 Telephone Meetings. Trust Managers may participate in and hold a meeting of the Trust Managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.7 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 4.8 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Trust Managers may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the Trust Managers, and such consent shall have the same force and effect as a unanimous vote at a meeting.

         Section 4.9 Minutes. The Trust Managers shall keep regular minutes of their proceedings. The minutes shall be placed in the minute book of the Trust.

         Section 4.10 Interest of Trust Managers. With respect to the actions of the Trust Managers, Trust Managers who have any direct or indirect interest in connection with any matter being acted upon may be counted for all quorum purposes under this Article IV.

         Section 4.11 Right of Trust Managers and Officers to Own Shares or Other Property and to Engage in Other Business. Any Trust Manager or officer of the Trust ("Officer") may acquire, own, hold and dispose of shares of the Trust for his individual account, and may exercise all rights of a shareholder to the same extent and in the same manner as if he or she were not a Trust Manager or an Officer. Except as provided specifically to the contrary in a written agreement with the Trust, any Trust Manager or Officer may, in a capacity other than that of Trust Manager or officer of the Trust, have business interests and engage in business activities similar to or in addition to those relating to the Trust, which interests and activities may be similar to and competitive with those of the Trust and may include, without limitation, the acquisition, holding, management, development, operation or disposition, for his or her own account or for the account of others, of interests in mortgage loans, mortgage backed securities, interests in real estate or other real estate related assets, or interests in entities engaged in the business of investing in, owning or operating real estate related investments. Except as provided specifically to the contrary in a written agreement with the Trust, each Trust Manager and Officer shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trust Manager or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be exploited by the Trust. Subject to the provisions of Article III, any Trust Manager or Officer may be a trustee, officer, director, shareholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in any person who may be engaged to render advice or services to the Trust, and may receive compensation from such person as well as compensation as Trust Manager or Officer or otherwise hereunder.

         Section 4.12  Transactions Between Trust Managers and the Trust.

                 (a) Except as otherwise provided by the Declaration of Trust or these Bylaws, and in the absence of fraud, a contract, act or other transaction, between the Trust and any other person, or in which the Trust is interested, shall be valid and no Trust Manager or Officer shall have any liability as a result of entering into any such contract, act or transaction, even though (a) one (1) or more of the Trust Managers or Officers, directly or indirectly is interested in or connected with, or is a trust manager, trustee, partner, director, shareholder, member, employee, officer or agent of such other person or (b) one (1) or more of the Trust Managers or Officers, individually or jointly with others, is a party to, or directly or indirectly is interested in, or connected with, such contract, act or transaction, provided that (i) such interest or connection is disclosed in reasonable detail or known to the Trust Managers and thereafter the Trust Managers authorize or ratify such contract, act or other transaction by the affirmative vote of a majority of the Trust Managers who are not interested in the transaction or (ii) such interest or connection is disclosed in reasonable detail or known to the shareholders, and thereafter such contract, act or transaction is approved by shareholders holding a majority of the shares then outstanding and entitled to vote thereon.

                 (b) Common or interested Trust Managers may be counted in determining the presence of a quorum at a meeting of the Trust Managers or a committee of Trust Managers that authorizes the contract or transaction.

         Section 4.13 Persons Dealing with Trust Managers or Officers. Any act of the Trust Managers or Officers purporting to be done in their capacity as such shall, as to any person dealing with such Trust Managers or Officers, conclusively be deemed to be within the purposes of the Trust and within the powers of the Trust Managers or Officers. No person dealing with the Trust Managers or with the Officers or any of them, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trust Managers or any of the Officers of moneys or other consideration shall be binding upon the Trust.

         Section 4.14 Reliance. Trust Managers and Officers shall not be liable for any claims or damages that may result from their acts in the discharge of any duty imposed or power conferred upon them by the Trust, if, in the exercise of ordinary care, they acted in good faith and in reliance upon information, opinions, reports or statements, including financial statements and other financial data, concerning the Trust or another person, that were prepared or presented by (a) one (1) or more Officers or employees of the Trust, other than the Trust Manager; (b) legal counsel, public accountants, investment bankers or other persons as to matters the Trust Manager reasonably believes are within the persons professional or expert competence; or (c) a committee of the Trust Managers of which the Trust Manager is not a member.
The Trust Managers and Officers may rely upon any instrument or other document believed by them to be genuine.

         Section 4.15 Liability of Trust Managers. No Trust Manager shall be liable to the Trust for any act, omission, loss, damage or expense arising from the performance of his duty under the Trust, except to the extent specifically required by statute, the Declaration of Trust or these Bylaws.

                                   ARTICLE V

                        COMMITTEES OF THE TRUST MANAGERS

         Section 5.1 Number, Tenure and Qualifications. The Trust Managers may appoint from among its members a Compensation Committee and an Audit Committee, composed of two (2) or more Independent Trust Managers. The Trust Managers may appoint such other committees as it shall determine appropriate or advisable from time to time composed of two (2) or more Trust Managers. All committee members shall serve at the pleasure of the Trust Managers.

         Section 5.2 Powers. The Trust Managers may delegate to committees appointed under Section 5.1 any of the powers of the Trust Managers, except as prohibited by law.

         Section 5.3 Meetings. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trust Manager to act in the place of such absent member. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trust Managers.

         One-third (1/3), but not less than two (2), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Trust Managers may designate a chairman of any committee, and such chairman or any two (2) members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trust Manager to act at the meeting in the place of such absent or disqualified members.

         Section 5.4 Minutes and Rules of Procedure. Each committee designated by the Trust Managers shall keep regular minutes of its proceedings and report the same to the Trust Managers when required. Subject to the provisions of these Bylaws, the members of any committee may fix such committee's own rules of procedure.

         Section 5.5 Vacancies. The Trust Managers shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any committee.

         Section 5.6 Telephone Meetings. Members of any committee designated by the Trust Managers may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 5.6 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         Section 5.7 Action Without Meeting. Any action required or permitted to be taken at a meeting of any committee designated by the Trust Managers may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

                                   ARTICLE VI

                                    OFFICERS

         Section 6.1 General Provisions. The Officers shall initially include a Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Secretary and may include a Vice Chairman of the Board, Chief Operating Officer, Chief Investment Officer, General Counsel, Treasurer, one
(1) or more Vice Presidents, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers. In addition, the Trust Managers may from time to time appoint such other Officers with such powers and duties as they shall deem necessary or desirable. The Officers shall be elected annually by the Trust Managers at the first meeting of the Trust Managers held after each annual meeting of shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each Officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided.
Any two (2) or more Officers, except President and Vice President, may be held by the same person. In their discretion, the Trust Managers may leave unfilled any office except that of President and Secretary. Election of an Officer or agent shall not of itself create contract rights between the Trust and such Officer or agent.

         Section 6.2 Election, Term of Office and Qualification. The Trust Managers shall elect officers, none of whom need be a Trust Manager, except for the Chairman of the Board, at any time from time to time as they deem necessary. Each Officer so elected shall hold office until his successor shall have been duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Election or appointment of an Officer or agent shall not of itself create contract rights.

         Section 6.3 Subordinate Officers. The Trust Managers may appoint such other Officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Trust Managers may from time to time determine. The Trust Managers may delegate to any committee or Officer the power to appoint any such subordinate Officer or agent. No subordinate officer appointed by any committee or superior Officer as aforesaid shall be considered an officer of the Trust, the officers of the Trust being limited to the officers elected or appointed as such by the Trust Managers.

         Section 6.4 Removal and Resignation. Any Officer or agent of the Trust may be removed by the Trust Managers if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Any Officer may resign at any time by giving written notice of his resignation to the Trust Managers, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

         Section 6.5 Vacancies. A vacancy in any office may be filled by the Trust Managers for the balance of the term, but in the case of a vacancy occurring in an office filled by a committee or superior officer in accordance with the provisions of Section 6.3, such vacancy may be filled by such committee or superior officer.

         Section 6.6 Chief Executive Officer. The Chief Executive Officer shall have responsibility for implementation of the policies of the Trust, as determined by the Trust Managers, and for the administration of the business affairs of the Trust. In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer shall preside over the meetings of the Trust Managers and of the shareholders at which he shall be present. The Chief Executive Officer shall have the general supervision and direction of all other Officers with full power to see that their duties are properly performed and shall see that all orders and resolutions of the Trust Managers are carried into effect. He may sign, with any other proper Officer, certificates for shares of the Trust and any deeds, bonds, mortgages, contracts and other documents which the Trust Managers have authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Trust Managers or these Bylaws, to some other Officer or agent of the

Trust. In addition, the Chief Executive Officer shall perform whatever duties and shall exercise all powers that are given to him by the Trust Managers.

         Section 6.7 Chief Operating Officer. The Trust Managers may designate and elect a Chief Operating Officer. Said officer will have the responsibilities and duties as set forth by the Trust Managers or the Chief Executive Officer.

         Section 6.8 Chief Investment Officer. The Trust Managers may designate and elect a Chief Investment Officer who shall have such responsibilities and duties with respect to the investments of the Trust as may be designated by the Trust Managers.

         Section 6.9 Chief Financial Officer. The Chief Financial Officer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trust Managers.

         The Chief Financial Officer shall disburse the funds of the Trust as may be ordered by the Trust Managers, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and the Trust Managers, at the regular meetings of the Trust Managers or whenever they may require it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Trust. The Chief Financial Officer may sign, with any other proper Officer, certificates for shares of the Trust.

         If required by the Trust Managers, he shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trust Managers for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.

         Section 6.10 Chairman and Vice Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Trust Managers and of the shareholders at which he shall be present and shall in general oversee all of the business and affairs of the Trust. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if there be one, shall preside at such meetings at which he shall be present. The Chairman and the Vice Chairman of the Board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trust Managers or by these Bylaws to some other Officer or agent of the Trust or shall be required by law to be otherwise executed. The Chairman of the Board and the Vice Chairman of the Board shall perform such other duties as may be assigned to him or them by the Trust Managers.

         Section 6.11 President. In the absence of the Chairman, the Vice Chairman of the Board, if there be one, and the Chief Executive Officer, the President shall preside over the meetings of the Trust Managers and of the shareholders at which he shall be present. In the absence of a designation of a Chief Executive Officer by the Trust Managers, the President shall be the Chief Executive Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Trust Managers. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trust Managers or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Trust Managers or Chairman from time to time.

         Section 6.12  Vice Presidents.  The Trust Managers may designate one
(1) or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility. At the request of the President, in his absence, or in the event of a vacancy in such office, the Vice President (or in the event there be more than one (1) Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Chairman or by the Trust Managers.

         Section 6.13 General Counsel. The Trust Managers may designate and elect a General Counsel who shall have responsibility for overseeing the legal affairs of the Trust.

         Section 6.14 Secretary. The Secretary shall (a) attend the proceedings, keep the minutes of such proceedings of the shareholders, the Trust Managers and committees of the Trust Managers in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Chairman, the President or by the Trust Managers.

         Section 6.15 Treasurer. The Trust Managers may designate a Treasurer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trust Managers or the Chief Executive Officer.

         Section 6.16 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, if there be one, respectively, or by the Chairman, the President or the Trust Managers. At the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designation the senior Assistant Secretary), shall perform the duties and exercise the powers of the Secretary. The Assistant Treasurers shall, if required by the

Trust Managers, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Trust Managers. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, the senior Assistant Treasurer), shall perform the duties and exercise the powers of the Treasurer.

         Section 6.17 Salaries. The salaries and other compensation of the Officers shall be fixed from time to time by the Trust Managers and no Officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Trust Manager. The Trust Managers may delegate to any committee or Officer the power to fix from time to time the salary or other compensation of subordinate Officers and agents appointed in accordance with the provisions of Section 6.3.

                                  ARTICLE VII

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 7.1 Contracts. The Trust Managers may authorize any Officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one (1) or more of the Trust Managers or by an authorized person shall be valid and binding upon the Trust Managers and upon the Trust when authorized or ratified by action of the Trust Managers.

         Section 7.2 Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such Officer or agent of the Trust in such manner as shall from time to time be determined by the Trust Managers.

         Section 7.3 Deposits. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trust Managers may designate.

                                  ARTICLE VIII

                                  TRUST SHARES

         Section 8.1   Share Certificates.

                 (a) The certificates representing shares of beneficial interests of the Trust shall be in such form, not inconsistent with statutory provisions and the Declaration of Trust, as shall be approved by the Trust Managers. The certificates shall be signed by the Chairman, the President or a Vice President and a Secretary or Assistant Secretary, or such other or additional Officers as may be prescribed from time to time by the Trust Managers. The signatures of such Officer or Officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Trust itself or an employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance.

                 (b) In the event the Trust has, by its Declaration of Trust, limited or denied the preemptive right of shareholders, there shall be set forth on the face or back of the certificates, which the Trust shall issue to represent beneficial interests, such legends or statements, if any, as shall be required by applicable law or the Declaration of Trust or as may be approved by the Trust Managers.

                 (c) All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Trust's books.

                 (d) All certificates surrendered to the Trust shall be cancelled, and, except as provided in Section 8.2 with respect to lost, destroyed or mutilated certificates, no new certificate shall be issued until the former certificate for the same number of shares has been surrendered and cancelled.

         Section 8.2 Lost Certificates, Etc. The Trust Managers may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. In authorizing such issue of a new certificate or certificates, the Trust Managers may, in their discretion and as a condition precedent to the issue thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Trust Managers shall require and/or indemnify the Trust as the Trust Managers may prescribe.

         Section 8.3 Transfer of Shares. Subject to any restrictions upon transfer, upon surrender to the Trust or the transfer agent of the Trust of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and satisfaction of the Trust that the requested transfer complies with the provisions of applicable state and federal laws and regulations, the Declaration of Trust and any agreements to which the Trust is a party, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 8.4 Ownership of Shares. The Trust shall be entitled to treat and recognize the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

         Section 8.5 Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Trust (other than a distribution involving a purchase or redemption by the Trust of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Trust Managers may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer books, the Trust Managers may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken, and the determination of shareholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of shares on the books of the Trust after such record date.

         Section 8.6 Dividends. The Trust Managers may, from time to time, declare, and the Trust may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Declaration of Trust and by law, such dividends to be paid in cash or in property or in shares of beneficial interests of the Trust, except no dividends shall be paid when the Trust is insolvent or when the payment thereof would render the Trust insolvent.

         Section 8.7 Reserves. By resolution, the Trust Managers may create such reserve or reserves as the Trust Managers from time to time, in their absolute discretion, determine to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Trust Managers shall determine to be beneficial to the interest of the Trust. The Trust Managers may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX

                                ACCOUNTING YEAR

         The Trust Managers shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

                                   ARTICLE X

                                 DISTRIBUTIONS

         Section 10.1 Authorization. The Trust Managers may authorize and the Trust may make distributions subject to any restrictions in the Declaration of Trust and to the limitations set forth below.

         Section 10.2  Limitations.  The Trust may not make a distribution if:
(i) after giving effect to the distribution, the Trust would be insolvent or
(ii) the distribution exceeds the surplus, as defined in Section 14.40 of the Texas REIT Act.

                                   ARTICLE XI

                     PROHIBITED INVESTMENTS AND ACTIVITIES

         Notwithstanding anything to the contrary in the Declaration of Trust, the Trust shall not enter into any transaction referred to in (i), (ii) or
(iii) below which it does not believe is in the best interests of the Trust, and will not, without the approval of a majority of the Independent Trust Managers, (i) acquire from or sell to any Trust Manager, Officer or employee of the Trust, any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which a Trust Manager, Officer or employee of the Trust owns more than a one percent (1%) interest or any affiliate of any of the foregoing, any of the assets or other property of the Trust, except for the acquisition directly or indirectly of certain properties or related interests therein, directly or indirectly, through entities in which it owns an interest in connection with the initial public offering of shares by the Trust or pursuant to agreements entered into in connection with such offering, which properties or related interests therein shall be described in the prospectus relating to such initial public offering, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other transaction with any of the foregoing persons. Each such transaction will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Trust. Subject to the provisions of the Declaration of Trust, the Trust Managers may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

                                  ARTICLE XII

                                INDEMNIFICATION

         Section 12.1  Definitions.  In this Article:

                 (a) "Indemnitee" means (i) any present or former Trust Manager or Officer, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Trust's request as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of





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
         another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise and (iii) any person nominated or designated by (or pursuant to authority granted by) the Trust Managers or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

                 (b) "Official Capacity" means (i) when used with respect to a Trust Manager, the office of Trust Manager of the Trust and (ii) when used with respect to a person other than a Trust Manager, the elective or appointive office of the Trust held by such person or the employment or agency relationship undertaken by such person on behalf of the Trust, but in each case does not include service for any other real estate investment trust or foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

                 (c) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and inquiry or investigation that could lead to such an action, suit or proceeding.

         Section 12.2 Indemnification. The Trust shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 12.1(a), if it is determined in accordance with Section 12.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Trust's best interests and, in all other cases, that his conduct was at least not opposed to the Trust's best interests and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Trust or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Trust. Except as provided in the immediately preceding proviso to the first sentence of this Section 12.2, no indemnification shall be made under this Section 12.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or (y) found liable to the Trust. The termination of any Proceeding by final or interlocutory judgment, order, settlement or conviction, or a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of





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
this Section 12.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

         Section 12.3 Successful Defense. Without limitation of Section 12.2 and in addition to the indemnification provided for in Section 12.2, the Trust shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 12.1(a), if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

         Section 12.4 Determinations. Subject to Section 12.5, any indemnification under Section 12.2 (unless ordered by a court of competent jurisdiction) shall be made by the Trust only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Trust Managers by a majority vote of a quorum consisting of Trust Managers who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Trust Managers, duly designated to act in the matter by a majority vote of all Trust Managers (in which designation Trust Managers who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Trust Managers who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Trust Managers or a committee thereof by vote as set forth in clauses (a) or (b) of this Section
12.4 or, if the requisite quorum of all of the Trust Managers cannot be obtained and such committee cannot be established, by a majority vote of all of the Trust Managers (in which Trust Managers who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Trust Managers that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause
(c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 12.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

         Section 12.5 Advancement of Expenses. Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was, is, or is threatened to be made a named defendant or respondent in a Proceeding shall be paid or reimbursed by the Trust at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 12.4, after receipt by the Trust of (a) a written affirmation by such Indemnitee of his good faith belief that he





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

has met the standard of conduct necessary for indemnification by the Trust under this Article XII and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that he is not entitled to be indemnified by the Trust as authorized in this Article XII. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision in this Article XII, the Trust shall pay or reimburse expenses incurred by any Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

         Section 12.6 Employee Benefit Plans. For purposes of this Article XII, the Trust shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Trust also imposed or imposes duties on or otherwise involved or involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Trust.

         Section 12.7 Other Indemnification and Insurance. The indemnification provided by this Article XII shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Trust's Declaration of Trust, any law, agreement or vote of shareholders or disinterested Trust Managers, or otherwise, or under any policy or policies of insurance purchased and maintained by the Trust on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the such capacity and (c) inure to the benefit of the heirs, executors and administrators of such person.

         Section 12.8 Notice. Indemnification of or advance of expenses to an Indemnitee in accordance with this Article XII shall be reported in writing to the shareholders of the Trust with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance.

         Section 12.9  Continuing Offer, Reliance, Etc.  The provisions of this
Article XII are (a) for the benefit of, and may be enforced by, each Indemnitee of the Trust, the same as if set forth in their entirety in a written instrument duly executed by the Trust and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Trust, by its adoption of Bylaws, (x) acknowledges and agrees that each Indemnitee of the Trust has relied upon and will continue to rely upon the provisions of this
Article XII





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
in becoming, and serving in any of the capacities referred to in Section 12.1,
(y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this
Article XII in accordance their terms by any act or failure to act on the part of the Trust.

         Section 12.10 Indemnification of Shareholders. The Trust shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder. The Trust shall reimburse each shareholder for all legal and other expenses reasonably incurred by such shareholder in connection with any such claim or liability.

         Section 12.11 Effect of Amendment.   No amendment, modification or
repeal of this Article XII or any provision of this Article XII shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Trust, nor the obligation of the Trust to indemnify any such Indemnitees, under and in accordance with the provisions of this Article XII as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

         Section 13.1 General Policies. The Trust intends to make investments that are consistent with the applicable requirements of the Internal Revenue Code of 1986, as amended, and the Texas REIT Act, as amended, and related regulations with respect to the composition of the Trust's investments and the derivation of its income.

         Section 13.2 Limited Liability of Shareholders. A shareholder shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Trust Managers. A shareholder shall be under no obligation to the Trust or to its creditors with respect to any shares of beneficial interest held or subscribed for by such shareholder other than the obligation to pay to the Trust the full amount of the consideration for which such shares were issued or to be issued. Upon the payment of such consideration, such shares shall be fully paid and non-assessable by the Trust.

         Section 13.3  Waiver of Notice.

                 (a) Whenever, under the provisions of applicable law or the Declaration of Trust or these Bylaws, any notice is required to be given to any shareholder or Trust Manager, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.





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
                 (b) Attendance of a Trust Manager at a meeting shall constitute a waiver of notice of such meeting except where a Trust Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 13.4 Seal. If one be adopted, the Trust's seal shall have inscribed thereon the name of the Trust and shall be in such form as may be approved by the Trust Managers. Said seal shall be kept in the custody of the Secretary and may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

         Section 13.5 Examination of Books and Records. The Trust Managers shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Trust (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

         Section 13.6 Voting by the Trust. Unless otherwise ordered by the Trust Managers, the President, acting on behalf of the Trust, shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation or other entity in which the Trust may hold shares and at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Trust might have possessed and exercised, if present. The Trust Managers by resolution from time to time may confer like powers upon any other person or persons.

         Section 13.7 Number, Gender, Etc. Whenever the singular number is used in these Bylaws required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The term "person," as used herein and as the context requires shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

         Section 13.8 Amendments to Declaration of Trust. All references to the Declaration of Trust shall include any amendments thereto.

                                  ARTICLE XIV

                              AMENDMENT OF BYLAWS

         Except as otherwise provided by applicable law or the Declaration of Trust, the power to alter, amend or repeal these Bylaws or to adopt new Bylaws shall be vested in the Trust Managers and (to the extent not inconsistent with the Texas REIT Act and the Declaration of Trust and specified in the notice of the meeting) the shareholders. Such action to amend the Bylaws may be taken
(i) with respect to all Bylaw provisions, by the affirmative vote of a majority of the Trust Managers, or (ii)(a) with respect to Sections 2.13, 3.3, or 3.6 or this Article XIV of these Bylaws, by the affirmative vote of the holders of two-thirds (2/3) of the Trust's outstanding shares entitled to vote thereon, or (b) with respect to all other Bylaw provisions, by the affirmative vote of the holders of a majority of the Trust's outstanding shares entitled to vote thereon.

                                   ARTICLE XV

                              SUBJECT TO ALL LAWS

         The provisions of these Bylaws shall be subject to all valid and applicable laws, including, without limitation, the Texas REIT Act as now or hereafter amended, and in the event that any of the provisions of these Bylaws are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and these Bylaws shall be deemed modified accordingly, and, as so modified, shall continue in full force and effect.

                             CROSS REFERENCE SHEET



  II              MEETINGS OF SHAREHOLDERS

  2.2             ANNUAL MEETING

  2.12            REPORTS TO SHAREHOLDERS

  2.7             QUORUM

  2.8             VOTING

  2.13            PROPOSALS AND NOMINATIONS

  2.14            INFORMAL ACTION BY SHAREHOLDERS

  III             TRUST MANAGERS

  3.3             INDEPENDENT MAJORITY

  3.6             RESIGNATION

  3.7             REMOVAL

  IV              MEETINGS OF TRUST MANAGERS

  4.2             ANNUAL MEETING OF TRUST MANAGERS

  4.7             TELEPHONE MEETINGS

  5.1             NUMBER, TENURE

  6.3             SUBORDINATE OFFICERS

  8.2             LOST CERTIFICATES

  XII             INDEMNIFICATION

  12.1            DEFINITIONS

  12.2            INDEMNIFICATIONS

  12.4            DETERMINATIONS





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